UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Electromed, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTROMED, INC.
500 Sixth Avenue Northwest
New Prague, MN 56071
(952) 758-9299

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, NOVEMBER 16, 2018

To our Shareholders:

The Fiscal 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Electromed, Inc. (the “Company”) will be held at the Company’s offices at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071 on Friday, November 16, 2018 at 10:00 a.m. Central Time, for the following purposes:

1.	Election of the directors named in the accompanying proxy statement, thereby setting the number of directors at six;

2.	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm;

3.	Approval, on a non-binding and advisory basis, of our executive compensation; and

4.	Transaction of any other business properly brought before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 21, 2018 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed.

By order of the Board of Directors,

Stephen H. Craney
Chairman of the Board

THE PROMPT SUBMISSION OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. YOU MAY VOTE BY MAIL, ONLINE OR BY PHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE PROXY CARD, NOTICE OF INTERNET AVAILABILITY OR OTHER INSTRUCTIONS FROM THE HOLDER OF RECORD.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on November 16, 2018
The Notice, Proxy Statement, Form of Proxy Card, Annual Report on Form 10-K, and Shareholder Letter are available at http://investors.smartvest.com/

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ELECTROMED, INC.
Proxy Statement
Fiscal 2019 Annual Meeting of Shareholders
Friday, November 16, 2018
10:00 a.m. Central Time

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Electromed, Inc., a Minnesota corporation (the “Company”), for use at the Fiscal 2019 Annual Meeting of Shareholders of the Company to be held on Friday, November 16, 2018 (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the Company’s offices at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. Registration for the Annual Meeting will begin at approximately 9:45 a.m. Central Time and the Annual Meeting will commence at 10:00 a.m. Central Time. This solicitation is being made by mail; however, the Company also may use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from shareholders in person or by telephone, facsimile, email or letter. Distribution of this proxy statement and the proxy card, or a notice of internet availability, via U.S. Mail, is scheduled to begin on or about September 28, 2018.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:	The Company is soliciting your proxy vote at the Annual Meeting because you were the owner of record of one or more shares of common stock of the Company at the close of business on September 21, 2018, the record date for the meeting, and are therefore entitled to vote at the Annual Meeting.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person or persons (the “proxy” or “proxies,” respectively) to vote on your behalf. By giving your proxy, you are authorizing Stephen H. Craney and Kathleen S. Skarvan, the designated proxies, the authority to vote your shares of common stock at the Annual Meeting in the manner you indicate on your proxy card. If you authorize the proxies but do not give direction with respect to any nominee or other proposal, the proxies will vote your shares as recommended by the Board. The proxies are authorized to vote in their discretion (except as otherwise provided below) if other matters are properly submitted at the Annual Meeting, or any adjournments thereof.

Q:	When and where is the Annual Meeting?

A:	The Annual Meeting will be held on Friday, November 16, 2018, at the Company’s building located at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. Registration for the meeting will begin at approximately 9:45 a.m. Central Time. The Annual Meeting will commence at 10:00 a.m. Central Time.

Q:	What am I voting on?

A:	You are voting on the following matters:

●	Proposal 1 — To elect the directors named in this proxy statement, thereby setting the number of directors at six;

●	Proposal 2 — To ratify the appointment of RSM US LLP as our independent registered public accounting firm; and

●	Proposal 3 — To approve, on a non-binding and advisory basis, our executive compensation.

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Q:	What does the Board recommend?

A:	The Board recommends a vote:

●	FOR the election of all of the directors named in this proxy statement, thereby setting the number of directors at six (see Proposal 1);

●	FOR the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm (see Proposal 2); and

●	FOR the approval, by a non-binding and advisory vote, of named executive officer compensation (see Proposal 3).

Q:	How many votes do I have?

A:	On any matter which may properly come before the Annual Meeting, each shareholder entitled to vote thereon will have one (1) vote for each share of common stock owned of record by such shareholder as of the close of business on September 21, 2018.

Q:	How many shares of common stock may vote at the Annual Meeting?

A:	At the close of business on the record date, there were 8,329,826 outstanding shares of common stock, each of which is eligible to cast one vote on matters presented at the Annual Meeting.

Q:	What vote is required to approve each of the Proposals?

A:	Provided a quorum is present in person or by proxy at the Annual Meeting, each proposal will be subject to the following requirements:

Proposal 1 – Election of Directors — The nominees receiving the greatest number of votes relative to the votes cast for the other nominees will be elected, regardless of whether an individual nominee receives votes from a majority of the quorum of shares represented at the Annual Meeting (in person or by proxy). Election of the six directors named in this proxy statement will be deemed to be shareholder approval of setting the number of directors at six.

Proposal 2 – Ratification of the Appointment of RSM US LLP as the Company’s Independent Registered Public Accounting Firm — The affirmative vote of the holders of a majority of the shares of common stock present at the Annual Meeting (whether in person or by proxy) will result in approval of the proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2019 (“fiscal 2019”).

Proposal 3 – Approval, by a Non-Binding and Advisory Vote, of Named Executive Officer Compensation — The affirmative vote of the holders of a majority of the shares of common stock represented at Annual Meeting (whether in person or by proxy) and entitled to vote on the proposal will result in the approval of our named executive officer compensation. However, this is a non-binding and advisory vote, which means that the result of the vote is not binding on the Company, our Board or its Personnel and Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Personnel and Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Shareholders do not have cumulative voting rights with respect to the election of directors or any other matter. With respect to each director nominee, shareholders will be able to cast one vote per share owned by such shareholder as of the record date. Accordingly, a holder of 100 shares will be able to cast 100 votes for each nominee.

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Q:	What constitutes a quorum?

A:	Transaction of business may occur at the Annual Meeting if a quorum is present. In order to achieve a quorum, shareholders holding at least a majority of the Company’s issued and outstanding shares of common stock entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting. Based on the number of shares outstanding as of the record date, the presence of 4,164,913 shares will constitute a quorum for the transaction of business on all proposals properly brought before the Annual Meeting. If you submit a proxy or vote in person at the meeting, your shares will be counted in determining whether a quorum is present at the Annual Meeting. Broker non-votes and abstentions are also counted for the purpose of determining a quorum, as discussed below.

Q.	What is the effect of abstentions and withhold votes?

A:	You may either vote FOR or WITHHOLD authority to vote for each nominee for the Board. If you WITHHOLD authority to vote on any or all nominees, your vote will have no effect on the outcome of the election. You may vote FOR, AGAINST or ABSTAIN on proposals 2 and 3. If you ABSTAIN from voting on proposals 2 and 3, your shares will be deemed present but will not be deemed to have voted in favor of the proposal, and your vote therefore has the same effect as a vote against the proposal. If you authorize the proxies without providing voting instructions, your shares will be voted FOR each director nominee and FOR proposals 2 and 3 in accordance with the Board’s recommendations.

Q:	What is the effect of broker non-votes?

A:	Shares that are held by stock brokers in “street name” may be voted by the stock broker on “routine” matters, such as the number of directors and ratification of our independent registered public accounting firm. To vote on “non-routine” matters, the stock broker must obtain shareholder direction. When the stock broker does not obtain direction to vote the shares, the stock broker’s abstention is referred to as a “broker non-vote.”

Brokers do not have discretion to vote shares for the election of directors, for the advisory vote on our executive officer compensation or for any other non-routine matters that may be brought before the meeting. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of these proposals. Brokers will have discretion to vote on the number of directors and the ratification of RSM US LLP as the Company’s independent registered public accounting firm if you do not provide voting instructions.

Broker non-votes will be considered present for quorum purposes at the Annual Meeting. Broker non-votes in connection with the election of directors are not deemed “votes cast,” and, since directors are elected by a plurality, will have no effect on the election. Approval of other non-routine business matters requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Because broker non-votes are not entitled to vote on non-routine business matters, they will have no effect on the outcome of the vote on such matters.

Q:	How do I vote my shares?

A:	If you are a shareholder of record, you may vote your shares at the Annual Meeting using one of the mail, phone or internet methods described on your notice of internet availability, proxy card or other voting instructions from the holder of record.

●	Proxy card. If you received a full set of proxy materials, the proxy card is a means by which you may authorize the voting of your shares of common stock at the Annual Meeting. The shares of common stock represented by each properly executed proxy card will be voted at the Annual Meeting in accordance with such shareholder’s directions. The Company urges you to specify your choices by marking the appropriate boxes on the proxy card. After you have marked your choices, please sign and date the proxy card and mail the proxy card in accordance with the instructions that accompanied it. If you sign and return the proxy card without specifying your choices, your shares will be voted FOR the Board’s nominees, FOR the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm, and FOR the approval, by a non-binding and advisory vote, of named executive officer compensation.

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●	Multiple proxy cards. If you receive more than one notice of internet availability, proxy card or voting instruction card, it likely means that you have multiple accounts with one or more holders of record. Please be sure to vote all of the shares by following the instructions on each such notice and/or card.

●	In person at the Annual Meeting. All shareholders of record as of the record date may vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, the Company requests that you vote ahead of time using one of the methods above.

You are a “street name” holder rather than a “shareholder of record” if your shares are held in the name of a stock broker, bank, trust or other nominee as a custodian, and this proxy statement was forwarded to you by that organization. If you are a “street name” holder, you must instruct your nominee as to your voting preferences. Please contact your nominee/custodian to do so. Because a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	Can I change my vote after I have mailed in my proxy card?

A:	Proxies solicited by the Board may be revoked at any time prior to the Annual Meeting. No specific form of revocation is required. You may revoke your proxy by:

●	Voting in person at the Annual Meeting;

●	Returning a later-dated signed proxy card; or

●	Giving personal or written notice of the revocation to the inspector of election at the commencement of the Annual Meeting.

If your shares are held in street name through a broker or other nominee, you will need to contact that nominee if you wish to change your voting instructions.

Q:	How will my shares be voted if I do not specify how they should be voted?

A:	If you are a record holder and authorize the proxies to vote on your behalf, but do not mark choices for a particular proposal, then the proxies solicited by the Board will be voted in accordance with the Board’s recommendation for that proposal, as set forth in this proxy statement.

If you are a street name holder and do not submit specific voting instructions to your broker, the organization that holds your shares is permitted to vote your shares with respect to “routine” items, but not with respect to “non-routine” items. On non-routine items for which you do not submit specific voting instructions to your broker, the shares will be treated as “broker non-votes.” Broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be considered shares entitled to vote on the proposal and therefore will not be treated as affirmative or opposing votes. The proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm is considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker. The other proposals set forth on the Notice of Annual Meeting are non-routine matters.

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Q:	Who can attend the Annual Meeting?

A:	All shareholders of record as of the close of business on the record date may attend the Annual Meeting. We will request a current, government-issued form of identification in order to ensure an orderly meeting.

If you are not a shareholder of record but hold shares through a broker, bank, trustee, or other nominee as custodian (i.e., in street name), you may also be requested to present evidence of your beneficial ownership as of the record date, such as an account statement, a copy of the voting instruction card provided by your custodian, a legal proxy provided by your custodian, or other similar evidence of ownership. Please see “How do I vote my shares?” above for additional requirements, including obtaining a legal proxy from the broker, bank, trustee or nominee that holds your shares if you intend to both attend and vote your shares in person.

Q:	What is the record date for the Annual Meeting?

A:	The Board has fixed September 21, 2018, as the record date for the Annual Meeting.

Q:	Who will count the votes?

A:	All proxies submitted to the Company and all votes cast at the Annual Meeting will be tabulated by Broadridge Financial Solutions.

Q:	Who is paying for this proxy solicitation?

A:	The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials to such beneficial owners.

Q:	How do I nominate a candidate for election as a director at next year’s annual meeting?

A:	Nominations for directors are made by the Board upon recommendation by its Nominating and Governance Committee, which is composed of independent directors. Shareholders may nominate a candidate for director to stand for election at the annual meeting of shareholders to be held in the fiscal year ending June 30, 2020 (the “Fiscal 2020 Annual Meeting”), which the Company currently anticipates will be held in November 2019, by following the procedures explained below in this proxy statement under “CORPORATE GOVERNANCE–Nominating and Governance Committee–Director Nominations” and contained in the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Q:	What is a shareholder proposal?

A:	A shareholder proposal is a proposal submitted by a shareholder that, if approved, would recommend or require that the Company and/or the Board take the proposed action. If you intend to submit a shareholder proposal, the proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for shareholders to vote on the matter. The deadlines and procedures for submitting shareholder proposals for the Fiscal 2020 Annual Meeting are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are shareholder proposals and director nominations due for the Fiscal 2020 Annual Meeting?

A:	In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing to the Company no later than May 31, 2019 (120 days prior to the one-year anniversary of the mailing of this proxy statement). The Company suggests that proposals for the Fiscal 2020 Annual Meeting be submitted by certified mail, return receipt requested. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”).

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Shareholders who intend to present a shareholder proposal at the Fiscal 2020 Annual Meeting without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than August 18, 2019 (90 days prior to the one-year anniversary of the Annual Meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Shareholders who intend to present a director nomination at the Fiscal 2020 Annual Meeting, without including such nomination in the Company’s proxy statement must provide the Company notice of such nomination no later than August 18, 2019 (90 days prior to the one-year anniversary of the Annual Meeting) and no earlier than July 19, 2019 (120 days prior to the one-year anniversary of the Annual Meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any nomination that does not comply with these and other applicable requirements.

If the Company does not receive notice of a shareholder proposal or director nomination intended to be submitted to the Fiscal 2020 Annual Meeting by the dates set forth above, the authorized proxies for next year’s annual meeting may vote on any such proposal in their discretion without notice of such proposal appearing in such proxy statement.

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ELECTION OF DIRECTORS
(Proposal 1)

The Board is currently composed of six directors. Six individuals, all of whom are current directors, have been nominated for re-election at the Annual Meeting. If elected, each director will hold office until the Fiscal 2020 Annual Meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation, disqualification or removal. Each of the director nominees has consented to be named in this proxy statement and to serve, if elected. The Company has no reason to believe that any of the director nominees named below will be unable or unwilling to serve as director if elected. If for any reason any nominee withdraws or is unable to serve as director (neither of which is expected at this time), the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board or, alternatively, not voted for any nominee.

The six nominees receiving the highest number of affirmative votes cast will be elected as directors. Except as otherwise directed, the proxies will vote all valid proxies for the six nominees identified below.

The Bylaws of the Company, as amended (the “Bylaws”), provide that the number of directors shall be determined by the shareholders annually. The Board has recommended that the number of directors be set at six. The Board believes that the current number of directors strikes an optimal balance between providing diversity of viewpoints and expertise while allowing each director to influence the strategic direction of the Company. If each of the six directors named in this proxy statement are elected at the Annual Meeting, then their election will be deemed to be shareholder approval of setting the number of directors at six.

Nominees for Election as Directors at the Annual Meeting

The Board has nominated each of the following persons for election to serve as directors and recommends that shareholders vote “FOR” the election of each such nominee:

Name	Age	Director Since
Stephen H. Craney	74	2010
William V. Eckles	43	2011
Stan K. Erickson	68	2014
Lee A. Jones	61	2014
Kathleen S. Skarvan	62	2013
George H. Winn	81	2005

Biographical information relating to each of the director nominees is set forth below:

Stephen H. Craney

Mr. Craney has served on the Board since November 2010 and has served as Chairman of the Board since May 2012. Since 1984, Mr. Craney has founded and operated a number of successful companies, including RiverSide Electronics, Ltd., RiverBend Electronics, Ltd., RiverStar, Inc., Custom Control Systems, Inc., RiverStyks, LLC, and JMW Enterprises, Inc. Before becoming an entrepreneur, Mr. Craney worked as an engineer, having earned an electrical engineering degree from the University of Wisconsin-Madison. Mr. Craney is also an active member of a number of community groups, such as the Winona Historical Society. In addition, he has provided support and advice to startup companies for more than 20 years through a local entrepreneur network. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Craney’s experience developing companies with a strong record of growth, his technical knowledge in the electronics field, his research and development experience and his connections within the business community make him uniquely qualified to serve as a director.

William V. Eckles

Mr. Eckles has served on the Board since July 2011. Mr. Eckles has served as the President and Chief Executive Officer of Blue Earth Valley Communications, Inc. since 2003. He also serves as a director of First Bank Blue Earth, FNB Bancshares, Inc. (Blue Earth, Minnesota), and Hector Communications Corporation (New Ulm, Minnesota). Mr. Eckles received his undergraduate degree from the University of St. Thomas in 1999, and received an MBA from the University of St. Thomas in 2007. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Eckles’ experience leading and setting the strategic direction of growing companies allow him to make a significant contribution to the Board.

Stan K. Erickson

Mr. Erickson has served on the Board since November 2014. Mr. Erickson is currently President and Chief Executive Officer of Liberty Capital, Inc., a company he co-founded in September 2013 to provide capital and advisory services. In November 2012, he retired from a 32-year career at ZieglerCat, Inc., one of the largest Caterpillar dealers in the U.S. where he most recently served as President and Chief Operating Officer. Mr. Erickson is a veteran of the United States Marine Corps, earned a business degree from the University of Minnesota, a CPA Certification and began his business career as an auditor and tax professional. Mr. Erickson serves on the board of directors of Titan Machinery, Inc. (Nasdaq) and several private company boards, advisory committees and associations. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Erickson will be an asset to the Board due to Mr. Erickson’s extensive experience in finance and management.

Lee A. Jones

Ms. Jones has served on the Board since September 2014. Since November 2011, Ms. Jones has served as the President and Chief Executive Officer of Rebiotix, Inc., a biotechnology company that develops and commercializes medical therapies. She has more than 30 years of healthcare and medical device industry experience. Until September 2013, Ms. Jones was on the board of Algos Preclinical Services, Inc. and was on the board of Uroplasty, Inc. from August 2006 through June 2014. From June 2010 until June 2011, she was a CEO-in-Residence at the University of Minnesota Venture Center and from February 2009 until June 2010, Ms. Jones was the Chief Administrative Officer of the Schulze Diabetes Institute of the University of Minnesota. Among other attributes, skills, experiences and qualifications, our Board believes that Ms. Jones is an asset to the Board due to her experience operating a company in the medical device industry and experience as an executive officer of a medical products company.

Kathleen S. Skarvan

Ms. Skarvan has served as the Chief Executive Officer of the Company since December 2012 and was elected to the Board in November 2013. Most recently, she was appointed to the additional position of President of the Company in August 2015. Previously, Ms. Skarvan served as Vice President of Operations at OEM Fabricators from November 2011 until October 2012. Prior to her position with OEM Fabricators, Ms. Skarvan served in various roles at Hutchinson Technology Incorporated, most recently as the President of the Disk Drive Components Division from April 2007 until March 2011. As President of the Disk Drive Components Division, Ms. Skarvan managed a public company division with annual revenues in excess of $300 million. Ms. Skarvan also served as a Senior Vice President of Hutchinson Technology Incorporated from December 2010 to March 2011, and as Vice President of Sales & Marketing of the Disk Drive Components Division from October 2003 until April 2007. She has served on the Board of Trustees of the St. Cloud State University Foundation since June 2015. Ms. Skarvan has a bachelor’s degree from St. Cloud State University. Among other attributes, skills, experiences and qualifications, our Board believes that, as the President and Chief Executive Officer of the Company, Ms. Skarvan is the person most familiar with the Company’s day to day operations and most capable of effectively identifying strategic priorities and leading the execution of strategy.

Dr. George H. Winn, D.D.S.

Dr. Winn has served on the Board since 2005 and served as its Vice Chairman from May 2012 through November 2014. He has practiced dentistry with an emphasis in orthodontics and facial pain management in New Prague, Minnesota, for over 50 years. He holds a Bachelor of Arts from Mankato State College, a Bachelor of Science from the University of Minnesota and a D.D.S. from the University of Minnesota School of Dentistry. He has served as an associate clinical professor in the Department of Operative Dentistry and participates in a medical ethics program of the American College of Dentists at the University of Minnesota School of Dentistry. Dr. Winn previously served for nine years on the University of Minnesota Foundation Board of Trustees, which included service on its executive and finance committees, from 2007 through 2016. Among other attributes, skills, experiences and qualifications, our Board believes that, in addition to the vast industry relationships that Dr. Winn has developed, his education and experience give him insight into the medical device industry that is valuable in his role as a director.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” each of the nominees to the Board, thereby setting the number of directors at six. The election of each nominee requires the affirmative vote of a plurality of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)

The Board, acting on the recommendation of its Audit Committee, has selected RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for fiscal 2019. RSM was the Company’s independent registered public accounting firm for the most recently completed fiscal year.

Notwithstanding its selection of RSM, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If the appointment of RSM is not ratified by our shareholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.

A representative of RSM is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding preparation of the Company’s financial statements.

Audit Fees

The following table presents fees billed by RSM to the Company for the audit of the Company’s annual financial statements, the review of the Company’s interim financial statements, and various other audit and non-audit services provided in connection with the fiscal year ended June 30, 2018, or “fiscal 2018,” and the fiscal year ended June 30, 2017, or “fiscal 2017.”

	Year Ended June 30,
Category	2018	2017
Audit Fees(a)	$141,100	$133,200

(a)	Includes the annual audits and quarterly reviews of the Company’s financial statements, and, solely with respect to fiscal 2018, review of the Company’s Registration Statement on Form S-8 filed with the SEC in connection with the Company’s 2017 Omnibus Incentive Plan.

RSM provided no other services to the Company in fiscal 2018 or fiscal 2017 that are not included above.

Audit Committee Pre-Approval

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm or any other auditing or accounting firm. During the year, circumstances may arise that will require the engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we will obtain pre-approval of the Audit Committee before engaging the independent registered public accounting firm.

All audit services and audit-related services incurred during fiscal 2018 and fiscal 2017 were pre-approved by our Audit Committee.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm. Approval of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

APPROVAL, ON A NON-BINDING AND ADVISORY BASIS, OF EXECUTIVE COMPENSATION
(Proposal 3)

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

We seek to closely align the interests of our named executive officers with the interests of our shareholders. We designed our compensation program to reward our named executive officers for their individual performance and contributions to our overall business objectives, and for achieving and surpassing the financial goals set by our Personnel and Compensation Committee and our Board.

The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the summary compensation table and the other related tables and disclosure.

While the Board and especially the Personnel and Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company, the Personnel and Compensation Committee or the Board and is advisory in nature. To the extent there is any significant vote against this Proposal 3, the Personnel and Compensation Committee will evaluate what actions may be necessary to address our shareholders’ concerns.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” the approval, on a non-binding and advisory basis, of the compensation of the named executive officers. Approval of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. This vote is advisory and is not binding on the Company, the Board or the Personnel and Compensation Committee.

CORPORATE GOVERNANCE

Independence

Our Board annually reviews the materiality of any relationship that each of our directors has with our Company, either directly or indirectly. Based on that review, our Board has determined that each of Mr. Craney, Mr. Eckles, Mr. Erickson, Ms. Jones and Mr. Winn are “independent directors” as defined under the applicable regulations of the SEC and the NYSE American.

In determining the independence of our directors, our Board considered that, in fiscal 2018, the Company purchased $113,000 in electronic components from RiverSide Electronics, Ltd., which is solely owned by Mr. Craney. The Board also considered that, in fiscal 2018, the Company purchased approximately $79,000 in telecommunications services from Blue Earth Valley Communications, Inc., of which Mr. Eckles is a significant shareholder. The purchases were made on terms believed to be consistent with what could be obtained in an arm’s length transaction with an independent third party and the amounts involved are believed to be immaterial in amount for all parties involved.

Code of Ethics

The Board has approved a Code of Ethics and Business Conduct (the “Code of Ethics”) that applies to all employees, directors, and officers, including the Chief Executive Officer and the Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer). The Code of Ethics is available in the “Investor Relations” section of our website at www.smartvest.com. We intend to disclose on our website any amendment to or waiver from any provision of the Code of Ethics that applies to our Chief Executive Officer or Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), and that relates to any element of the Code of Ethics identified in Item 406(b) of Regulation S-K, as promulgated by the SEC. Such disclosure will be provided promptly following the date of the amendment or waiver.

Director Attendance at Annual Meetings

Directors’ attendance at annual meetings can provide shareholders with an opportunity to communicate directly with members of the Board about matters concerning the Company. The Company encourages all directors to attend the Company’s annual meetings, but it does not have a formal attendance policy. All of the Company’s current directors attended the Fiscal 2018 Annual Meeting of Shareholders.

Board Leadership Structure

We have separate individuals serving as Chairman of the Board and as Chief Executive Officer because we believe independent directors and management have different perspectives and roles in strategy development. The Chief Executive Officer is responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the Chief Executive Officer, sets the agenda for meetings of the Board and presides over meetings of the full Board. We believe this structure promotes active participation of the independent directors and strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to our shareholders while recognizing the day-to-day management direction of the Company by the Chief Executive Officer.

Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee provides oversight of management with respect to enterprise-wide risk management, which focuses primarily on risks relating to the Company’s ability to maintain appropriate levels of credit and insurance coverage, financial and accounting risks, and legal and compliance risks, including oversight of internal controls over financial reporting. In addition, the Personnel and Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Nominating and Governance Committee considers risks and best practices relating to corporate governance policies and procedures. The full Board considers strategic risks and opportunities and regularly receives detailed reports from management and the committees, with respect to their areas of responsibility for risk oversight.

Board and Committee Meetings

During fiscal 2018, the Board held five formal meetings. In addition, directors frequently communicate with each other informally and, when appropriate, take action by written consent of all directors, or in the case of an action that does not require shareholder approval, the number of directors required to take the action at a meeting, as permitted by the Minnesota Business Corporation Act and the Company’s Articles of Incorporation, as amended. Each director attended at least 75% of the total number of Board meetings held during the most recently completed fiscal year and the total number of meetings held by all committees of the Board on which the director served during the same fiscal year.

Committee Membership

The Board has three standing committees: the Audit Committee, the Personnel and Compensation Committee, and the Nominating and Governance Committee. The following table sets forth the current membership of each of the Company’s standing committees:

Director	Board Committee			Independent Director
	Audit	Nominating and Governance	Personnel and Compensation
Stephen H. Craney	Member		Chair	✓
William V. Eckles	Member	Chair		✓
Stan K. Erickson	Chair	Member		✓
Lee A. Jones		Member	Member	✓
Kathleen S. Skarvan
George H. Winn			Member	✓

Our Board has evaluated independence for the members of each committee in accordance with NYSE American rules and, with respect to the members of the Audit Committee, Rule 10A-3 of the Exchange Act. The membership and responsibilities of each committee complies with the listing requirements of the NYSE American.

Audit Committee

Our Audit Committee currently consists of Mr. Erickson (Chair), Mr. Craney, and Mr. Eckles. Under its charter, the Audit Committee must consist of at least three independent directors and its composition must otherwise satisfy NYSE American and SEC requirements applicable to audit committees. The principal functions of the Audit Committee are to evaluate and review the Company’s financial reporting process and systems of internal controls. The Audit Committee evaluates the independence of the Company’s independent registered public accounting firm, recommends selection of the Company’s independent registered public accounting firm to the Board, approves fees to be paid to our independent registered public accounting firm, and reviews the Company’s financial statements with management and the independent registered public accounting firm. The Audit Committee has recommended to the Board the appointment of RSM US LLP to serve as the Company’s independent registered public accounting firm for fiscal 2019. The Audit Committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of the Company’s website at www.smartvest.com. The Audit Committee held four meetings during the most recently completed fiscal year.

Our Board has affirmatively determined that each of the members of the committee satisfy the additional independence requirements for audit committee members pursuant to the NYSE American LLC Company Guide and the rules and regulations promulgated by the SEC. The Board has further determined that Mr. Erickson qualifies as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended.

Report of the Audit Committee

In accordance with its written charter adopted by the Board, as amended, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. A copy of the Audit Committee charter, which has been adopted by the Board and further describes the role and responsibilities of the Audit Committee, is available online in the “Investor Relations” section of our website at www.smartvest.com.

In discharging its duties, the Audit Committee:

(1)	reviewed and discussed the audited financial statements included in the annual report on Form 10-K for the fiscal year ended June 30, 2018 with management;

(2)	discussed with the independent auditors the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards; and

(3)	received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant matters relating to their independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2018, for filing with the Securities and Exchange Commission.

Audit Committee

Stephen H. Craney
William V. Eckles
Stan K. Erickson (Chair)

Personnel and Compensation Committee

The current members of the Personnel and Compensation Committee are Mr. Craney (Chair), Ms. Jones and Dr. Winn. Our Board has affirmatively determined that each of the members of the committee satisfy the additional independence requirements for compensation committee members pursuant to the NYSE American LLC Company Guide.

The Board has authorized the Personnel and Compensation Committee to, among other duties, develop the Company’s compensation strategy, review compensation policies and plans for the Company’s executive officers, and administer the Company’s compensation plans. Neither the Personnel and Compensation Committee nor the Board engages compensation consultants to assist in determining or recommending the amount or form of compensation for executive officers or directors. The Chief Executive Officer may give the committee input in regard to the compensation of the Chief Financial Officer, but the Chief Executive Officer is not present during voting or deliberations relating to her own compensation. The committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of our website at www.smartvest.com. The Personnel and Compensation Committee held four meetings during the most recently completed fiscal year.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Mr. Eckles (Chair), Ms. Jones, and Mr. Erickson. Our Nominating and Governance Committee is responsible for oversight of our corporate governance policies and procedures, our codes of conduct and other corporate governance matters. In addition, our Nominating and Governance Committee makes recommendations to our Board regarding candidates for directorships and the size and composition of our Board and its committees. The Nominating and Governance Committee acts pursuant to a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of our website at www.smartvest.com. The Nominating and Governance Committee held one meeting during the most recently completed fiscal year.

Director Nominations

The Nominating and Governance Committee is responsible for identifying and recommending director nominees for nomination by the full Board. Shareholders may recommend a nominee to be considered by the Nominating and Governance Committee by submitting a written proposal to the Chairman of the Board, at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. Any notice of a shareholder nomination must satisfy the timing and content requirements of our Bylaws and must be accompanied by a writing from the proposed nominee consenting to being named as a nominee and to serve as a director if elected.

When selecting candidates for recommendation to the Board, the Nominating and Governance Committee considers the attributes of the candidates and the needs of the Board and reviews all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, the Nominating and Governance Committee seeks to confirm that candidates meet certain minimum qualifications, including being able to read and understand basic financial statements, being familiar with our business and industry, having high moral character and mature judgment, and possessing the ability to work collegially with others. In addition, factors such as the following are also considered:

●	appropriate size and diversity of the Board;

●	needs of the Board with respect to particular talent and experience;

●	knowledge, skills and experience of a nominee;

●	experience in domestic and international business matters;

●	familiarity with legal and regulatory requirements;

●	familiarity with accounting rules and practices; and

●	the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

The Nominating and Governance Committee does not have a formal diversity policy at this time. However, as summarized above, the Nominating and Governance Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board. Moreover, potential nominees are not discriminated against on the basis of sex, religion, national origin, sexual orientation, disability or other basis proscribed by law.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Any shareholder wishing to communicate with the Board should send the communication, in written form, to the President and Chief Executive Officer of the Company at the Company’s principal place of business at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. The President and Chief Executive Officer will promptly send the communication to each member of the Board identified on the communication.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish us with copies of all Section 16(a) forms they file with the SEC. Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all Section 16(a) filing requirements were met for fiscal 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our outstanding common stock as of September 21, 2018 by (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers, directors and director nominees as a group; and (iv) each beneficial owner of 5% or more of our outstanding common stock. Ownership percentages are based on 8,329,826 shares of common stock outstanding as of the close of business on September 21, 2018.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge and subject to applicable community property laws, each of the holders of common stock listed below has sole voting and investment power as to the common stock owned unless otherwise noted. The table below includes the number of shares of common stock underlying options that are exercisable within 60 days from September 21, 2018. Except as otherwise noted below, the address for each director or officer listed in the table is c/o Electromed, Inc., 500 Sixth Avenue Northwest, New Prague, Minnesota 56071.

Name	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
Executive Officers and Directors
Kathleen S. Skarvan	273,990	(a)	3.0%
Jeremy T. Brock	158,001	(b)	1.7%
Stephen H. Craney	549,901		6.1%
William V. Eckles	192,994		2.1%
Stan K. Erickson	17,317		*
Lee A. Jones	13,183		*
George H. Winn	605,891	(c)	6.7%

Executive officers and directors as a group (7 persons)	1,811,277	(d)	20.0%

Red Oak Partners, LLC 1969 SW 17th Street Boca Raton, Florida 33486	683,028	(e)	7.5%

*	Less than 1%

(a)	Includes options to purchase 165,001 shares.

(b)	Includes options to purchase 118,001 shares.

(c)	Includes 446,303 shares owned by G&J Winn Family LLLP, of which Dr. Winn and his spouse are general partners.

(d)	Includes options to purchase 283,002 shares.

(e)	Based on Schedule 13G/A filed with the SEC on February 14, 2018. David Sandberg is the controlling member of Red Oak Partners, LLC (“Red Oak Partners”), which serves as a general partner of The Red Oak Fund, LP (the “Red Oak Fund”), The Red Oak Long Fund, LP (the “Red Oak Long Fund”), The Red Oak Institutional Founders Long Fund, LP (the “Red Oak Founders Fund”), and as a managing member of Pinnacle Capital Partners LLC (“Pinnacle Partners”), the general partner of Pinnacle Opportunities Fund, LP (“Pinnacle Fund” together with the aforementioned funds, the “Red Oak Funds”). Red Oak Partners has discretionary trading and voting authority over shares held in a separate managed account held by Wolverine Trading LLC (“Wolverine”). Red Oak Partners beneficially owns and shares voting and dispositive power over all of the shares reported, including 296,020 shares held by the Red Oak Founders Fund, 186,561 shares held by Red Oak Fund, 79,339 shares held by Red Oak Long Fund, and 121,108 shares held by Pinnacle Fund. Mr. Sandberg, as the managing member of Red Oak Partners beneficially owns the shares beneficially owned by Red Oak Partners. Red Oak Partners shares discretionary trading and voting authority over shares held by Wolverine. Each of the Red Oak Funds disclaims beneficial ownership with respect to any shares other than the shares owned directly by such fund.

EXECUTIVE COMPENSATION

The following discussion describes the compensation awarded to our two executive officers (collectively, our “named executive officers”), namely Kathleen S. Skarvan, President and Chief Executive Officer, and Jeremy T. Brock, Chief Financial Officer.

Executive Compensation Components for Fiscal 2018

We provide a compensation package to our executive officers, including base salary, cash incentive compensation, certain perquisites and participation in benefit arrangements that are generally available to all salaried employees, such as health and retirement plans. We have also periodically awarded our executive officers with long-term equity incentive grants in the form of restricted shares of common stock or stock options. Pursuant to their employment agreements, our executives are eligible to participate in any employee benefit plan that provides opportunities to earn equity incentive compensation. Accordingly, our executives are eligible to participate in our equity incentive plans and the Board may grant equity awards to the executives thereunder.

Base Salary

For fiscal 2018, our Chief Executive Officer and Chief Financial Officer had base salaries of $345,000 and $230,000, respectively. Base salaries for our executive officers are determined and paid on a fiscal-year basis and, for fiscal 2018, were established by our Personnel and Compensation Committee in accordance with the terms of each executive officer’s existing employment agreement.

In order to provide its recommendations regarding base salaries, the Personnel and Compensation Committee reviews individual performance and our operating results and considers compensation data for medical device manufacturing companies located in the Midwest. The Personnel and Compensation Committee also considers the Chief Executive Officer’s recommendations as to compensation for the Company’s other executive officer. The Personnel and Compensation Committee uses a subjective process to set base salaries and does not specifically weight any factors. Based upon the information reviewed, the Personnel and Compensation Committee makes a recommendation with respect to compensation for the Company’s executive officer. The Board sets the compensation for each executive officers based on the recommendation of the committee. The Chief Executive Officer is not present during the committee’s deliberations or voting on her compensation.

Cash Incentive Compensation

The Personnel and Compensation Committee established a Fiscal Year 2018 Officer Bonus Plan (the “2018 Bonus Plan”) for officers of the Company, including our named executive officers. The 2018 Bonus Plan was effective for fiscal 2018 and provided an opportunity for each participant to earn an annual cash bonus based on Company revenue growth versus the prior fiscal year (subject to achievement of threshold earnings before interest and taxes (“EBIT”)). Under the 2018 Bonus Plan, the committee established minimum revenue growth of 10% and target revenue growth of 15% for fiscal 2018 and set target payouts of 50.0% and 30.0% of annual base salary for our Chief Executive Officer and Chief Financial Officer, respectively. The following summarizes the potential payment scenarios that were available under the 2018 Bonus Plan:

●	Company revenue growth below minimum performance would not have resulted in any payouts under the 2018 Bonus Plan.

●	Company revenue growth between minimum and target performance of resulted in a potential bonus payout starting at 12.5% and increasing in increments of 17.5% of the participant’s respective target payout for every whole percent of revenue growth in excess of minimum performance.

●	Company revenue growth equal to target performance would have resulted in a potential bonus payout equal to 100.0% of the participant’s respective target payout.

●	Company revenue growth above target performance would have resulted in a potential bonus payout equal to 100.0% of the participant’s respective target payout, plus an additional increment of 5.0% of their target payout for every whole percent of revenue growth in excess of target performance.

Notwithstanding the foregoing, Company revenue growth also would not have resulted in any payout unless EBIT also exceeded an established threshold amount. Company revenue growth above target performance was only able to increase the resulting payout as a percent of target if EBIT also exceeded an amount equal to the threshold EBIT amount plus an additional increment of 30.0% of threshold EBIT for every whole percent of revenue growth in excess of target performance.

Based on Company revenue growth of approximately 11% and EBIT in excess of the threshold amount for fiscal 2018, Ms. Skarvan and Mr. Brock received cash payments equal to 30% of their target payouts, amounting to payments of $51,750 and $20,700, respectively, under the 2018 Bonus Plan.

Equity Compensation

Our Board and its Personnel and Compensation Committee believe that stock-based compensation promotes the creation of long-term shareholder value and aligns the interests of our management with the interests of our shareholders by ensuring that a portion of their total compensation is at risk and changes in value with the value of our securities. As employees of our company, each of our named executive officers was previously eligible to receive equity compensation pursuant to our 2012 Stock Incentive Plan (the “2012 Plan”) and our 2014 Stock Incentive Plan (“2014 Plan”), and each is eligible to receive equity compensation pursuant to our 2017 Omnibus Incentive Plan (“2017 Plan”). Upon the ratification by our shareholders of the 2014 Plan in November 2014 and the 2017 Plan in November 2017, we ceased making awards under the 2012 Plan and the 2014 Plan, respectively.

During fiscal 2018, we granted a combination of shares of common stock and options to purchase additional shares of common stock to each of our Chief Executive Officer and Chief Financial Officer. On July 1, 2017, Ms. Skarvan received 20,000 restricted shares of common stock and an option to purchase up to 40,000 shares of common stock. On the same date, Mr. Brock received 10,000 restricted shares of common stock and an option to purchase up to 20,000 shares of common stock. All of the awards were granted pursuant to the 2014 Plan. Each of the foregoing options have an exercise price of $5.53 per share, representing the “fair market value” of our common stock as of the date of grant, and expire after 10 years. The restricted stock awards and options were initially scheduled to vest in substantially equal increments on June 30 in each of 2018, 2019 and 2020.

Perquisites and Other Benefits

We believe that providing perquisites to our executive officers is beneficial because it improves our ability to retain qualified leaders and is consistent with the practice of similarly-sized companies in our industry. Our executive officers are eligible to participate in our group health, disability and life insurance plans and receive matching contributions to a 401(k) plan, which are benefits that are generally available to all of our full time employees. The goal of these programs is to promote health and welfare benefits. In addition, the employment agreements with our Chief Executive Officer and our Chief Financial Officer provide for monthly automobile allowances for each officer, and our employment agreement with our Chief Executive Officer provides for a monthly housing allowance.

Compensation Actions for Fiscal 2019

In July 2018, the base salaries of our President and Chief Executive Officer and our Chief Financial Officer were increased for fiscal 2019 to $397,000 and $250,000, respectively. The composition of the equity compensation to our named executive officers for fiscal 2019 is unchanged, with one-third in restricted stock awards and the remaining two-thirds in common stock options.

In August 2018, our Board approved, upon recommendation from its Personnel and Compensation Committee, the final terms of the Fiscal Year 2019 Officer Bonus Plan (the “2019 Bonus Plan”) for officers of our company, including our named executive officers. The 2019 Bonus Plan is effective for fiscal 2019 and provides similar opportunities for each participant to earn an annual cash bonus based on performance versus minimum and target levels of Company revenue growth for fiscal 2019 (subject to achievement of threshold EBIT for fiscal 2019). The target payout amounts were maintained at 50.0% and 30.0% of annual base salary for Ms. Skarvan and Mr. Brock, respectively.

Employment Agreements

In September 2017, we entered into amended and restated employment agreements with certain key employees, including each named executive officer. The employment agreement with Ms. Skarvan is initially effective for a period of four years ending in 2021, and thereafter will continue to renew in successive two-year increments unless terminated in advance in accordance its terms. The employment agreement with Mr. Brock is initially effective for a period of two years ending in 2019, and thereafter will continue to renew in successive one-year increments unless terminated in advance in accordance its terms. Notwithstanding the foregoing, the applicable term will automatically expire on the one-year anniversary of a “change of control” (as defined in the applicable employment agreement).

Under their respective employment agreements, Ms. Skarvan and Mr. Brock were each initially entitled to minimum annualized base salaries and are eligible for a merit-based increase on or about each successive July 1, subject to final approval by our board of directors. The employment agreements also provide that Ms. Skarvan and Mr. Brock are each eligible to earn an annualized cash bonus as determined by the board of directors, based on minimum targets of 50% and 30%, respectively, of their annualized base salaries.

Also under the employment agreements, if the executive’s employment is terminated by us for any reason other than for “cause” (as defined in the applicable employment agreement) or is terminated by them for “good reason” (as defined in the applicable employment agreement), and in either case the termination of employment occurs before a change of control, then the executive will be eligible to (A) receive an amount equal to (i) one times their annualized base salary as of the termination date, plus (ii) 100% of their target annual bonus for the fiscal year in which the termination date occurs, plus (iii) a pro rata portion of the same target annual bonus amount based on the portion of the applicable fiscal year that had elapsed prior to the termination date, and (B) have us continue to pay the Company portion of COBRA premiums for up to 12 months. If any such termination occurs within twelve months after a change of control, then the Executive will instead be eligible to (A) receive an amount equal to (i) 1.5 times their annualized base salary as of the termination date, plus (ii) 150% of their target annual bonus for the fiscal year in which the termination date occurs, plus (iii) a pro rata portion of the same target annual bonus amount based on the portion of the fiscal that had then elapsed prior to the termination date, and (B) have us continue to pay the Company portion of COBRA premiums for up to 18 months. All of the above severance benefits are contingent on the executive signing and not revoking a release of claims and the executive remaining in strict compliance with the terms of their employment agreement and their existing non-competition, non-solicitation, and confidentiality agreement with the Company and any other written agreement between the executive and the Company. Each executive remains a party to their existing non-competition, non-solicitation, and confidentiality agreement with the Company notwithstanding the amendment and restatement of their employment agreement. In addition to the specific terms summarized above, each Executive remains eligible to participate in the other compensation and benefits programs generally available to Company employees.

Summary Compensation Table

The following table provides information regarding the compensation earned during fiscal 2018 and fiscal 2017 by our named executive officers:

Name and principal position	Fiscal Year	Salary ($)(a)	Stock awards ($)(b)	Option awards ($)(c)	Non-equity incentive plan compensation ($)(d)	All other compensation ($)(e)	Total ($)
Kathleen S. Skarvan President and Chief Executive Officer	2018	345,000	110,600	195,200	51,750	21,598	724,148
	2017	285,120	36,000	120,400	106,920	28,389	617,229
Jeremy T. Brock Chief Financial Officer	2018	230,000	55,300	97,600	20,700	15,992	419,592
	2017	200,000	38,200	60,200	45,000	15,316	358,716

(a)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to contribute portions of their salaries to 401(k) plans.

(b)	The values of stock awards in this table represent the fair value of such awards granted during the fiscal year, which is determined by multiplying the number of shares of restricted stock by the closing price of our common stock as of the date of grant, as reported by the NYSE American.

(c)	The values of option awards in this table represent the fair value of such awards granted during the fiscal year, as computed in accordance with FASB ASC 718 (formerly FAS 123(R)). The assumptions used to determine the valuation of the awards are discussed in Note 7 to our consolidated financial statements, included in the Company’s annual report on Form 10-K for fiscal 2018, filed with the SEC on September 25, 2018.

(d)	Represents payments made under the Fiscal 2018 Officer Bonus Plan. See the discussion under “Executive Compensation Components for Fiscal 2018 – Cash Incentive Compensation” above.

(e)	Includes Company matches to 401(k) plans of $11,998 for Ms. Skarvan and $11,192 for Mr. Brock with respect to fiscal 2018 and $18,789 for Ms. Skarvan and $10,516 for Mr. Brock with respect to fiscal 2017.

Outstanding Equity Awards at June 30, 2018

The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of June 30, 2018:

		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested(a) ($)
Kathleen S. Skarvan	12/03/2012	20,000	—	1.75	12/02/2022
	07/01/2013	15,000	—	1.31	06/30/2023
	07/01/2014	50,000	—	1.40	06/30/2024
	07/01/2015	40,000	—	1.80	06/30/2025
	07/01/2016	26,667	13,333(b)	3.82	06/30/2026
	07/01/2016					6,666(c)	36,130
	07/01/2017	13,334	26,666(d)	5.53	06/30/2027
	07/01/2017					13,333(e)	72,265
Jeremy T. Brock	05/30/2012	18,000	—	2.53	05/29/2022
	11/15/2012	20,000	—	1.59	11/14/2022
	07/01/2013	10,000	—	1.31	06/30/2023
	07/01/2014	30,000	—	1.40	06/30/2024
	07/01/2015	20,000	—	1.80	06/30/2025
	07/01/2016	13,334	6,666(f)	3.82	06/30/2026
	07/01/2016					3,333(g)	18,065
	07/01/2017	6,667	13,333(h)	5.53	06/30/2027
	07/01/2017					6,666(i)	36,130

(a)	Equals the number of unvested shares of restricted stock multiplied by the fair market value of our stock on June 30, 2018, the last trading day of our fiscal year, as reported by the NYSE American.
(b)	Remainder scheduled to vest on June 30, 2019.
(c)	Restricted stock scheduled to vest on June 30, 2019.
(d)	Scheduled to vest with respect to 13,333 shares on each of June 30, 2019 and June 30, 2020.
(e)	Restricted stock scheduled to vest with respect to 6,667 shares on June 30, 2019 and 6,666 shares on June 30, 2020.
(f)	Remainder scheduled to vest on June 30, 2019.
(g)	Restricted stock scheduled to vest on June 30, 2019.
(h)	Scheduled to vest with respect to 6,667 shares on June 30, 2019 and 6,666 shares on June 30, 2020.
(i)	Restricted stock scheduled to vest with respect to 3,333 shares on each of June 30, 2018 and June 30, 2019.

DIRECTOR COMPENSATION

The fiscal 2018 director compensation program provided non-employee directors with a combination of cash and shares of restricted stock for each such director, depending on committee service and leadership roles held during fiscal 2018.

The Personnel and Compensation Committee conducts periodic reviews of the compensation of non-employee directors. For fiscal 2018, an analysis of both total director compensation and the mix of cash and equity compensation was provided by management of the Company based on available market data. In light of the data presented, the committee recommended, and the Board approved, the following revised compensation arrangements for directors, which were in effect for the entirety of fiscal 2018:

Director Compensation Element	Amount Payable
Annual Cash Retainer(s) (a)
● Board Member	$10,000
● Board Chair	$15,000
● Audit Committee Chair	$10,000
● Personnel and Compensation Committee Chair	$7,000
● Nominating and Corporate Governance Committee Chair	$3,500
● Audit Committee Member	$2,500
● Personnel and Compensation Committee Member	$2,200
● Nominating and Corporate Governance Committee Member	$1,000
Annual Equity Award(b)	2,000 shares

(a)	All amounts paid in quarterly installments each representing 25% of the total annual retainer and may be pro-rated for any partial service as a director or in any committee or leadership role.
(b)	To be issued on or about the date of the applicable year’s annual meeting of shareholders or as soon as practicable thereafter in the form of shares of restricted stock schedule to vest in full on the six-month anniversary of the date of grant.

The following table provides information regarding compensation paid to and earned by non-employee directors during fiscal 2018:

Non-Employee Director	Stock Awards ($)(a)	Fees Earned or Paid in Cash ($)	Total ($)
Stephen H. Craney	11,540	28,875	40,415
William V. Eckles	11,540	15,000	26,540
Stan K. Erickson	11,540	18,750	30,290
Lee A. Jones	11,540	12,900	24,440
George H. Winn	11,540	11,150	22,690

(a)	The amounts shown in this column represent the grant-date fair value of 2,000 shares of restricted stock awarded on December 5, 2017 and computed in accordance with FASB ASC Topic 718. See Note 7, Share-Based Payments, to our audited financial statements included in our annual report on Form 10-K for fiscal 2018 for a description of our accounting for these awards and the assumptions used in valuing the awards. All shares vested six months after the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning equity compensation arrangements as of June 30, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	630,501	(a)	$3.46 per share	871,000(b)
Equity compensation plans not approved by security holders(c)	271,558		$3.50 per share	N/A
Total	902,059		$3.47 per share	N/A

(a)	Consists of 163,000, 448,501 and 19,000 shares underlying equity awards issued pursuant to the 2012, 2014 and 2017 Plans, respectively.
(b)	Consists of shares available for future awards under the 2017 Plan. No further awards are authorized for grant under the 2014 or 2012 Plans.
(c)	Consists of shares underlying equity awards issued prior to our initial public offering, which occurred in 2010.

RELATED PERSON TRANSACTION APPROVAL POLICY

Pursuant to its charter, our Audit Committee is responsible for reviewing and approving in advance any related party transaction, which consists of any transaction or series of transactions that occur during a fiscal year for which:

●	the amounts involved exceeded the lesser of $120,000 or one percent of the average of our total assets at the end of the last two completed fiscal years; and

●	a director, executive officer, beneficial owner of more than 5% of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

In determining whether to approve or ratify a related party transaction, the Audit Committee considers all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate: (i) the benefits to the Company of the transaction; (ii) the nature of the related party’s interest in the transaction; (iii) whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company and our shareholders; (iv) the potential impact of the transaction on a director’s independence; and (v) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances. If a member of the Audit Committee is a related party with respect to a transaction under review, he or she is required to abstain from voting on the approval of the transaction.

OTHER MATTERS

The Board knows of no other matters which may be brought before the Annual Meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named as proxy holders will vote thereon in accordance with their best judgment.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding,” by which certain shareholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of our annual report, proxy statement and shareholder letter. Each shareholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual meetings and our mailing and printing expenses.

If you or another shareholder with whom you share an address currently receive multiple copies of our annual report, proxy statement, and/or shareholder letter, or if you hold shares in more than one account, but would like to receive only a single copy of materials for your household, then please send a written request addressed to the attention of our President and Chief Executive Officer at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. If you currently participate in householding and would prefer to receive separate copies of materials for fiscal 2018 and the Annual Meeting, then please contact us in the manner described above and you will receive additional copies, free of charge and promptly upon receipt of your request.

ADDITIONAL INFORMATION

Our annual report on Form 10-K for fiscal 2018, as filed with the SEC, is available on the SEC’s Internet site, www.sec.gov, and our corporate website, www.smartvest.com, under “Investor Relations.” A copy of the Annual Report will be sent to any shareholder without charge upon written request addressed to the attention of our President and Chief Executive Officer at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. Additional copies of the annual report on Form 10-K, this proxy statement and the accompanying form of proxy may be obtained from our President and Chief Executive Officer, at the Company’s address noted above. Copies of exhibits to the annual report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 15, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTROMED, INC.
500 SIXTH AVENUE NW NEW PRAGUE, MN 56071	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 15, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E51648-P13347	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELECTROMED, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all of the following nominees:
	☐	☐	☐
1. Election of Directors, thereby setting the number of directors at six.

Nominees:

01) Stephen H. Craney	04) Lee A. Jones
02) William V. Eckles	05) Kathleen S. Skarvan
03) Stan K. Erickson	06) George H. Winn

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain

2. To ratify appointment of RSM US LLP as our independent registered public accounting firm.						☐	☐	☐

3. To approve on a non-binding and advisory basis, our executive compensation.						☐	☐	☐

NOTE: At their discretion, the proxies are authorized to vote on any other business properly brought before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU MUST FOLLOW THE
REQUIREMENTS FOR ADMISSION AT THE MEETING DESCRIBED IN THE PROXY STATEMENT.

YOU ARE STRONGLY ENCOURAGED TO VOTE BY PROXY IN ADVANCE OF THE MEETING EVEN IF
YOU PLAN TO ATTEND.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report on Form 10-K, Notice and Proxy Statement, and Shareholder Letter are available at www.proxyvote.com.

E51649-P13347

ELECTROMED, INC.
Annual Meeting of Shareholders
November 16, 2018 10:00 AM, CST

This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint(s) Stephen H. Craney and Kathleen S. Skarvan, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, CST on November 16, 2018 at 500 Sixth Avenue Northwest, New Prague, MN 56071, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed. But if no direction is given, it will be voted “FOR” all nominees and proposals set forth in Items 1, 2 and 3. The proxies cannot vote these shares unless you vote by Internet or telephone or you sign this card on the reverse side and return it.

Continued and to be signed on reverse side